                                                                    EXHIBIT 1.1


_______________________________________________________________________________
_______________________________________________________________________________


                               BRIGHTPOINT, INC.



                            (a Delaware corporation)



                        3,200,000 Shares of Common Stock



                            U.S. PURCHASE AGREEMENT





   Dated:  ___________________, 1997





_______________________________________________________________________________
_______________________________________________________________________________

                               Table of Contents
SECTION 1.   Representations and Warranties.............................................4
                (a) Representations and Warranties by the Company.......................4
                    (i)   Compliance with Registration Requirements.....................4
                    (ii)  Incorporated Documents........................................5
                    (iii)  Independent Accountants......................................5
                    (iv)  Financial Statements..........................................5
                    (v)   No Material Adverse Change in Business........................5
                    (vi)  Good Standing of the Company..................................6
                    (vii)  Good Standing of Subsidiaries................................6
                    (viii)  Capitalization..............................................6
                    (ix)  Authorization of Agreement....................................7
                    (x)   Authorization and Description of Securities...................7
                    (xi)  Absence of Defaults and Conflicts.............................7
                    (xii)  Absence of Labor Dispute.....................................8
                    (xiii)  Absence of Proceedings......................................8
                    (xiv)  Accuracy of Exhibits.........................................8
                    (xv)  Absence of Price Stabilization................................8
                    (xvi)  Possession of Intellectual Property..........................8
                    (xvii)  Absence of Further Requirements.............................9
                    (xviii) Possession of Licenses and Permits..........................9
                    (xix)  Title to Property............................................9
                    (xx)  Taxes........................................................10
                    (xxi)  Maintenance of Adequate Insurance...........................10
                    (xxii)  Maintenance of Sufficient Internal Controls................10
                    (xxiii) Compliance with Laws.......................................10
                    (xxiv)  Imports/Exports............................................10
                    (xxv)  Compliance with Cuba Act....................................10
                    (xxvi)  Investment Company Act.....................................11
                    (xxvii) Environmental Laws.........................................11
                    (xxviii) Registration Rights.......................................11
                (b) Representations and Warranties by the Selling Shareholders.........11
                    (i)   Accurate Disclosure..........................................11
                    (ii)  Authorization of Agreements..................................12
                    (iii)  Good and Marketable Title...................................12
                    (iv)  Due  Execution  of  Power of  Attorney  and
                          Custody Agreement............................................12
                    (v)   Absence of Manipulation......................................13
                    (vi)  Absence of Further Requirements..............................13
                    (vii)  Restriction on Sale of Securities...........................13
                    (viii)  Certificates Suitable for Transfer.........................14
                    (ix)  No Association with NASD.....................................14
                (c) Officer's Certificates.............................................14



SECTION 2.   Sale and Delivery to Underwriters; Closing.......................14
                (a) Initial Securities........................................14
                (b) U.S. Option Securities....................................14
                (c) Payment...................................................15
                (d) Denominations; Registration...............................16
SECTION 3.   Covenants of the Company.........................................16
                (a) Compliance  with   Securities  Regulations and
                    Commission Requests.......................................16
                (b) Filing of Amendments......................................16
                (c) Delivery of Registration Statements.......................16
                (d) Delivery of Prospectuses..................................17
                (e) Continued Compliance with Securities Laws.................17
                (f) Blue Sky Qualifications...................................17
                (g) Rule 158..................................................18
                (h) Use of Proceeds...........................................18
                (i) Listing...................................................18
                (j) Restriction on Sale of Securities.........................18
                (k) Reporting Requirements....................................18
SECTION 4.   Payment of Expenses..............................................18
                (a) Expenses..................................................18
                (b) Expenses of the Selling Shareholders......................19
                (c) Termination of Agreement..................................19
                (d) Allocation of Expense.....................................19
SECTION 5.   Conditions of U.S. Underwriters' Obligations.....................19
                (a) Effectiveness of Registration Statement...................19
                (b) Opinion of Counsel for Company............................20
                (c) Opinion of Counsel for the Selling Shareholders...........20
                (d) Opinion of Counsel for U.S. Underwriters..................20
                (e) Officers' Certificate.....................................20
                (f) Certificate of Selling Shareholders.......................21
                (g) Accountant's Comfort Letter...............................21
                (h) Bring-down Comfort Letter.................................21
                (i) Approval of Listing.......................................21
                (j) No Objection..............................................21
                (k) Lock-up Agreements........................................21
                (l) Purchase of Initial International Securities..............21
                (m) Conditions to Purchase of U.S. Option Securities..........21
                    (i)   Officers' Certificate...............................22
                    (ii)  Certificate of Selling Shareholders.................22
                    (iii)  Opinion of Counsel for Company.....................22
                    (iv)  Opinion of Counsel for the Selling Shareholders.....22
                    (v)   Opinion of Counsel for U.S. Underwriters............22
                    (vi)  Bring-down Comfort Letter...........................22
                (n) Additional Documents......................................22
                (o) Termination of Agreement..................................23

SECTION 6.   Indemnification ...................................................................................... 23

                  (a) Indemnification of U.S. Underwriters......................................................... 23
                  (b) Indemnification of Company, Directors and Officers and Selling Shareholders.................. 24
                  (c) Actions against Parties; Notification ....................................................... 24
                  (d) Settlement without Consent if Failure to Reimburse........................................... 25
                  (e) Other Agreements with Respect to Indemnification ............................................ 25
SECTION 7.   Contribution.......................................................................................... 25
SECTION 8.   Representations, Warranties and Agreements to Survive Delivery........................................ 26
SECTION 9.   Termination of Agreement.............................................................................. 26
                  (a) Termination; General......................................................................... 26
                  (b) Liabilities.................................................................................. 27
SECTION 10.  Default by One or More of the U.S. Underwriters....................................................... 27
SECTION 11.  Default by One or More of the Selling  Shareholders or the Company.................................... 28
SECTION 12.  Notices............................................................................................... 28
SECTION 13.  Parties............................................................................................... 29
SECTION 14.  GOVERNING LAW AND TIME................................................................................ 29
SECTION 15.  Effect of Headings.................................................................................... 29

                               BRIGHTPOINT, INC.

                            (a Delaware corporation)

                        3,200,000 Shares of Common Stock


                           (Par Value $.01 Per Share)

                            U.S. PURCHASE AGREEMENT

                                                    ______________________, 1997

   MERRILL LYNCH & CO.
   Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
   Cowen & Company
   UBS Securities LLC
   Sands Brothers & Co., Ltd.
     as U.S. Representatives of the several U.S. Underwriters
   c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
   North Tower
   World Financial Center
   New York, New York  10281-1209

   Ladies and Gentlemen:

        Brightpoint, Inc., a Delaware corporation (the "Company"), and the persons listed in Schedule B hereto (the "Selling Shareholders"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Cowen & Company, UBS Securities LLC and Sands Brothers & Co., Ltd. are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto and
   (ii) the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part
   of   480,000  additional   shares  of   Common  Stock   to  cover
   over-allotments,  if  any.   The  aforesaid  3,200,000 shares  of Common
   Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 480,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities."

        It  is   understood  that   the  Company  and   the  Selling
   Shareholders are   concurrently entering into  an agreement dated the   date
   hereof   (the  "International   Purchase  Agreement") providing  for  the
   offering by the Company and the Selling Shareholders of an aggregate of 800,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the
   United States  and Canada (the   "International   Managers") for which
   Merrill Lynch International, Cowen International L.P., UBS Limited and Sands Brothers & Co., Ltd. are acting as lead managers (the "Lead Managers") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 120,000 additional shares of Common Stock solely to cover over allotments, if any
   (the  "International   Option Securities" and,  together with the U.S.
   Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter
   called the "International Securities."   It is understood that (a) neither
   the Company nor the Selling Shareholders are obligated to sell, and the U.S.
   Underwriters are not obligated  to purchase, any Initial U.S.   Securities
   unless all of the Initial International Securities are contemporaneously purchased by the International Managers, and (b) neither the Company nor the Selling Shareholders are obligated to sell, and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

        The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters," the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities," and the U.S. Securities, and the International Securities are hereinafter collectively called the "Securities."

        The   Underwriters   will   concurrently   enter   into   an
   Intersyndicate  Agreement  of   even   date    herewith   (the
   "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

        The Company and the Selling Shareholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No.
   333-29533)  covering  the  registration  of  the Securities under the
   Securities Act  of 1933, as  amended   (the "1933  Act"),  including  the
   related preliminary prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule

   424(b).   Two  forms of prospectus  are to be  used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus,
   except for  the front cover and back  cover   pages  and   the  information
   under   the  caption "Underwriting"  and the  inclusion in  the Form  of
   International Prospectus of a section under the caption "Certain United
   States Tax   Considerations  for   Non-United  States  Holders."     The
   information included in any  such prospectus or in any  such Term Sheet,  as
   the  case   may  be,  that  was  omitted   from  such registration
   statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or
   (b)  pursuant  to paragraph  (d)  of  Rule   434  is  referred  to  as
   "Rule  434 Information."    Each  Form  of  U.S.  Prospectus  and  Form   of
   International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such
   registration statement, including the exhibits thereto,   schedules
   thereto,  if   any,   and   the  documents incorporated by reference therein
   pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration
   Statement,"  and   after  such   filing  the   term "Registration
   Statement"  shall   include   the   Rule   462(b) Registration Statement.
   The final  Form of U.S.  Prospectus and the  final  Form  of   International
   Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the
   "Prospectus."   If  Rule  434  is  relied  on,  the  terms  "U.S.
   Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated July 15, 1997 and preliminary International Prospectus dated July 15, 1997, respectively, each together with the applicable Term Sheet, and all references in this Agreement to the date of such Prospectuses shall mean the date of the
   applicable  Term  Sheet.    For  purposes  of  this Agreement, all
   references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained", "included", or "stated" in the Registration Statement, any preliminary prospectus or the Prospectuses (or other references of like import) shall be deemed to
   mean and include  all such financial statements  and  schedules   and  other
   information  which   is incorporated  by  reference  in the  Registration
   Statement, any preliminary prospectus or the Prospectuses, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under
   the Securities  Exchange  Act  of 1934,  as amended  (the   "1934  Act")
   which is or is deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectuses, as the case may be.

        SECTION 1. Representations and Warranties.

        (a)   Representations  and  Warranties by  the Company.   The Company
   represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

             (i)   Compliance  with  Registration Requirements.   The Company
        meets the requirements for use of Form S-3 under the 1933 Act.  Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and  no proceedings  for that  purpose have  been instituted  or are
        pending   or,  to   the  knowledge   of  the   Company,  are
        contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

             At the respective times the Registration Statement, any Rule
        462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the
        Registration  Statement, the  Rule 462(b)   Registration  Statement
        and   any  amendments  and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements
        therein   not   misleading.   Neither   of  the Prospectuses nor  any
        amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of
        the circumstances under which  they were made, not  misleading.   If
        Rule 434  is  used, the  Company will comply   with   the  requirements
        of   Rule   434.     The representations and warranties in this
        subsection shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in
        writing  by   any  U.S.   Underwriter  through     the  U.S.
        Representatives   expressly  for  use  in  the  Registration Statement
        or the U.S. Prospectus.

             Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933
        Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested.

             (ii)   Incorporated Documents.  The documents incorporated or
        deemed  to   be  incorporated   by  reference   in  the Prospectuses,
        at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectuses, at the time the Registration Statement become effective, at the time the Prospectuses were issued and at the Closing Time (and, if any
        Option  Securities  are   purchased,  at  the  Date  of Delivery), did
        not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


             (iii) Independent Accountants. To the best of the Company's knowledge, the accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.


             (iv)   Financial  Statements.   The  consolidated financial
        statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the financial position of the Company as consolidated with its subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the
        information  required to  be stated therein.   The selected   financial
        data  and   the   summary financial information included in the
        Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

             (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration
        Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business
        affairs or  business prospects of the  Company  and   its  subsidiaries
        considered  as   one enterprise, whether or not arising in the ordinary
        course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi)    Good  Standing of  the Company.   The  Company has been duly
     organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement and the International Purchase Agreement; and the Company is duly qualified as a foreign corporation to
     transact business and is in good standing in   each other jurisdiction in
     which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii)   Good Standing of  Subsidiaries.  Each "significant subsidiary"
     of the Company (as such term is defined in Rule 1-02   of Regulation S-X)
     (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except for RPS Industries Company Limited of which the Company owns 67% of the issued and outstanding equity securities and which is not a "significant subsidiary" as defined above or except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement. Except for Wireless L.L.C. of which the Company owns 33% of the issued and outstanding membership interests or except as described in the Registration Statement, the Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other entity.


          (viii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement and the International Purchase Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, as set forth in the Prospectuses, accurately and fairly describes such plans, arrangements, options and rights in all material respects. The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any security holder of the Company.

          (ix) Authorization of Agreement. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

          (x) Authorization and Description of Securities. The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement against payment of the consideration set forth herein and therein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company.

          (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                                                                  EXHIBIT 1.1




          (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and, to the best of the knowledge of the senior management of the Company (including heads of divisions), there is not any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.


          (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the International Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiv) Accuracy of Exhibits. All of the descriptions of contracts or other documents contained in the Registration Statement are accurate and complete descriptions of such contracts or other documents. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xv) Absence of Price Stabilization. Neither the Company nor any of its officers or directors has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, nor has the Company become aware that any of its affiliates has taken, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.


          (xvi) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), the trademark "Brightlink" (which is owned by the Company and is subject to final approval of its pending application in the U.S. Patent and Trademark Office), the service mark "Brightpoint" and the Brightpoint logo (which is owned by the Company and is subject to final approval of its pending application in the U.S. Patent and Trademark Office), trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. The Company's business as now conducted and as proposed to be conducted does not and, to the best of the Company's knowledge, will not infringe or conflict with in any material respect patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. To the best of the Company's knowledge, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, tradename, copyright, trade secret, license in or other intellectual property right or franchise right of any person.

          (xvii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or under the International Purchase Agreement, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the International Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; all of the Governmental Licenses are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses; except, in each case, where the lack of possession, failure to comply, invalidity, revocation or modification, as applicable, would not, singly or in the aggregate, result in a Material Adverse Effect.


          (xix)   Title  to Property.   Neither the Company nor any of its
     subsidiaries owns any real property. The Company and its subsidiaries have good and marketable title to all properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xx) Taxes. The Company has filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns (after giving effect to extensions) and has paid all taxes shown as due thereon or with respect to any of its properties, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of its properties or assets that would result in a Material Adverse Effect.

          (xxi) Maintenance of Adequate Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is reasonably prudent in the business in which it is engaged or proposed to engage after giving effect to the transactions described in the Prospectuses; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

          (xxii) Maintenance of Sufficient Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxiii) Compliance with Laws.   To the best of the Company's
     knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, including, without limitation, the Foreign Corrupt Practices Act.

          (xxiv) Imports/Exports. To the best of the Company's knowledge, the Company has paid all tariff, custom, import, export and other duties required to be paid by it (if any) in connection with the exportation of products from the country of manufacture, the importation of products into the United States, the exportation of products from the United States and the importation of products into another country and has provided all appropriate authorities with the requisite information, all of which, to the best of the Company's knowledge, is true and correct, necessary for the proper determination of the foregoing.

          (xvv) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xxvi) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxvii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) to the best of the Company's knowledge, neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best of the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the best of the Company's knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxviii) Registration Rights. Except as described in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

     (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally and not jointly represents and warrants to each U.S. Underwriter as of the date hereof and as of the Closing Time and agrees with each U.S. Underwriter, as follows:


               (i) Accurate Disclosure. To the actual knowledge of such Selling Shareholder, the representations and warranties of the Company contained in Section 1(a) hereof are true and correct in all material respects; such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectuses and, to the actual knowledge of such Selling Shareholders, neither the Prospectuses nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder or under the International Purchase Agreement by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectuses and has not otherwise been previously disclosed by the Company in a filing with the Commission.


     (ii) Authorization of Agreements. Each Selling Shareholder has the full right to enter into this Agreement, the International Purchase Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder and under the International Purchase Agreement. The execution and delivery of this Agreement, the International Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated under this Agreement and the International Purchase Agreement and compliance by such Selling Shareholder with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

     (iii) Good and Marketable Title. Such Selling Shareholder has and will at the Closing Time have good and marketable title to the Securities to be sold by such Selling Shareholder under this Agreement and the International Purchase Agreement, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement and the International Purchase Agreement; and upon delivery of such Securities and payment of the purchase price therefor as contemplated herein and therein, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

     (iv) Due Execution of Power of Attorney and Custody Agreement. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the U.S. Representatives, the Power of Attorney and Custody Agreement with Phillip A. Bounsall and Steven E. Fivel, as attorneys-in-fact (the "Attorneys-in-Fact") and Merrill Lynch, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder under this Agreement and the International Purchase Agreement and to accept payment therefor; and the Attorney-in-Fact is authorized to execute and deliver this Agreement and the International Purchase Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Section 5(n) on behalf of such Selling Shareholder, to sell, assign and transfer to the U.S. Underwriters and the International Managers the Securities to be sold by such Selling Shareholder under this Agreement and the International Purchase Agreement, respectively, to determine, in compliance with the limitations set forth in that certain Agreement, dated as of June 18, 1997, by and among the Company, Robert Picow and Joseph Forer (in the form previously provided to the U.S. Underwriters), the purchase price to be paid by the U.S. Underwriters and the International Managers to such Selling Shareholder, as provided in Section 2(a) of this Agreement and the International Purchase Agreement, to authorize the delivery of the Securities to be sold by such Selling Shareholder under this Agreement and the International Purchase Agreement, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement and the International Purchase Agreement.

     (v) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than filings which will be timely filed by such Selling Shareholder pursuant to the 1934 Act and the 1934 Act Regulations), is necessary or required for the performance by each Selling Shareholder of its obligations under this Agreement and the International Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated hereunder or thereunder, except under the 1933 Act or the 1933 Act Regulations or state securities laws.


     (vii) Restriction on Sale of Securities. Except as specifically contemplated in Sections 10(c) and 11(c), respectively of that certain Agreement, dated as of June 18, 1997, by and among the Company, Robert Picow and Joseph Forer (in the form previously provided to the U.S. Underwriters), during a period of 120 days from the date of the U.S. Prospectus, such Selling Shareholder will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the sale of the Securities hereunder or under the International Purchase Agreement.

          (viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement and the International Purchase Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the U.S. Underwriters and the International Managers pursuant to this Agreement and the International Purchase Agreement, respectively.

          (ix) No Association with NASD. Neither such Selling Stockholder nor any of his affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

     (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the U.S. Representatives or to counsel for the U.S. Underwriters and the International Managers shall be deemed a representation and warranty by the Company to each U.S. Underwriter and each International Manager as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the U.S. Representatives or to counsel for the U.S. Underwriters and the International Managers pursuant to the terms of this Agreement and the International Purchase Agreement shall be deemed a representation and warranty by such Selling Shareholder to the U.S. Underwriters and the International Managers as to the matters covered thereby.

    SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial U.S. Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter, plus any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial U.S. Securities, subject, in each case, to such adjustments among the U.S. Underwriters as the U.S. Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) U.S. Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 480,000 shares of Common Stock at the price per share set forth in Schedule
C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the U.S. Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial U.S. Securities shall be made at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than seven business days after such date as shall be agreed upon by the Global Coordinator, the Company and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

     Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

     (d)   Denominations;  Registration.    Certificates  for  the Initial U.S.
Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least two full business days before the Closing Time or
the relevant  Date of Delivery, as the case may be.   The certificates for the
Initial U.S. Securities and the  U.S. Option Securities, if any, will be made
available  for  examination   and  packaging  by  the  U.S. Representatives in
the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.


     SECTION 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for
any of such  purposes.   The Company will  promptly effect  the filings
necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the forms of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectuses. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term
Sheet or  any amendment, supplement or  revision   to  either   the prospectuses
included   in  the Registration  Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.




        (d) Delivery of Prospectuses. The Company hereby consents to the use of the copies of each preliminary prospectus previously delivered to the U.S. Underwriters for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.



        (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectuses in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectuses in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

        (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

        (g)  Rule 158.   The Company  will timely file  such reports pursuant
    to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

        (i)  Listing.   The  Company  will use  its best  efforts to effect the
   listing  of the  Securities  on the  Nasdaq  National Market.



        (j) Restriction on Sale of Securities. Except as described in the Registration Statement, during a period of 120 days from the date of the Prospectuses, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part,
   directly  or  indirectly,   the  economic consequence of ownership of the
   Common Stock, whether  any such swap or transaction described in clause
   (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not
   apply to (A)  the  sale   of  the  Securities hereunder  or  under   the
   International Purchase Agreement, (B)  any shares of Common Stock issued by the Company upon the exercise  of an option or warrant outstanding  on
   the   date  hereof  and   referred  to  in   the Prospectuses  or (C) any
   shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses.



        (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

        SECTION 4. Payment of Expenses.  (a) Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation,
   printing and filing of the Registration Statement (including   financial
   statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the U.S. Underwriters of this Agreement, any Agreement among U.S. Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the U.S. Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the U.S. Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of
   Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the U.S. Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, in an amount not to exceed $5,000,
   (vi) the printing and delivery to the U.S. Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the U.S. Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.




        (b) Expenses of the Selling Shareholders. The Selling Shareholders will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the U.S. Underwriters and (ii) the fees and disbursements of their respective counsel and accountants.




        (c) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section
   5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses to third parties, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.



        SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

        (b) Opinion of Counsel for Company. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Tenzer Greenblatt LLP, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other
   U.S. Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.


        (c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Stroock & Stroock & Lavan, as counsel to Joseph Forer, and Klehr, Harrison, Harvey, Branzburg & Ellers, as counsel to Robert Picow, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request.



        (d) Opinion of Counsel for U.S. Underwriters. At Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Mayer, Brown & Platt, counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters with respect to the matters set forth in clauses (i) (solely as to existence and good standing), (ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) through (x), inclusive, (xii),
   (xiv) (solely as to the information in the Prospectus under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the U.S. Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, certificates on behalf of the Selling Shareholders and certificates of public officials.

        (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of the Company's knowledge, are contemplated by the Commission.


        (f)   Certificate of Selling Shareholders.   At Closing Time, the  U.S.
   Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

        (g)   Accountant's  Comfort  Letter.    At the  time of the execution
   of this Agreement, the U.S. Representatives shall have received from Ernst & Young a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to U.S. Underwriters with respect to the financial statements and certain financial information contained in the Registration
   Statement and the Prospectuses.



        (h) Bring-down Comfort Letter. At Closing Time, the U.S. Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.


        (i) Approval of Listing. At Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

        (j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

        (k) Lock-up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

        (l)   Purchase of Initial International Securities.
   Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International
   Securities under the International Purchase Agreement.

        (m) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option provided in Section
   2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representative(s) shall have received:

             (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.


             (ii)  Opinion of Counsel for Company.   The favorable opinion of
        Tenzer Greenblatt, counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.


             (iii) Opinion of Counsel for U.S. Underwriters.   The favorable
        opinion of Mayer, Brown & Platt, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.


             (iv)  Bring-down Comfort Letter.   A letter from Ernst & Young
        LLP, in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the U.S. Representatives pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.




        (n) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.




        (o)  Termination of Agreement.   If any condition specified in  this
   Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant U.S. Option Securities, may be terminated by the U.S. Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6, 7 and 8 shall survive any such termination and remain in full force and effect.


        SECTION 6. Indemnification.


        (a) Indemnification of U.S. Underwriters. The Company and the Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or
   Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below.




             (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to each Selling Shareholder, such indemnity shall be soley with respect to untrue statements or omissions, or alleged untrue statements or omissions, in reliance upon or in conformity with written information furnished to the Company by such Selling Shareholder in connection with the Registration Statement (or any amendment thereto), such preliminary prospectus or the Prospectuses (or any amendment thereto);




             (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that, with respect to each Selling Shareholder, such indemnity shall be limited to the statements or omissions set forth in the proviso to Section 6(a)(i); and provided further that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders; and




             (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
        (ii) above; provided that, with respect to each Selling Shareholder, such indemnity shall be limited to the statements or omissions set forth in the proviso to Section 6(a)(i);

  provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto); provided, further, however, that as to any preliminary prospectus, any preliminary prospectus supplement, the Prospectus or any amendment or supplement thereto, this indemnity agreement shall not inure to the benefit of any U.S. Underwriter on account of any loss, liability, claim, damage or expense arising from the fact that such U.S. Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the U.S. Prospectus or of the U.S. Prospectus as then amended or supplemented in any case where such delivery is required by the 1933 Act if the Company has previously furnished copies thereof in sufficient quantity to such U.S. Underwriter and the loss, claim, damage or liability of such U.S. Underwriter results from an untrue statement or omission of a material fact contained in such preliminary prospectus, preliminary prosectus supplement, U.S. Prospectus or amendment or supplement thereto, which was corrected in the U.S. Prospectus or in the U.S. Prospectus as then amended or supplemented.


        (b) Indemnification of Company, Directors and Officers and Selling Shareholders. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S.
   Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).



        (c)  Actions against Parties;  Notification.     Each
   indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this
   indemnity agreement.   In the case of parties indemnified  pursuant to
   Section 6(a) above, counsel to the  indemnified parties shall be  selected by Merrill Lynch,  and, in the case of parties indemnified pursuant to
   Section 6(b) above, counsel to the indemnified parties shall be selected
   by the Company  or the relevant Selling Shareholder.    An indemnifying
   party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
   Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        (e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.



       SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient (other than by its terms) to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.





        The relative benefits received by the Company and the Selling Shareholders on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.


        The  relative fault of the Company and the Selling
   Shareholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The  Company,   the  Selling   Shareholders  and   the  U.S.
   Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
   Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
   Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or
   defending  against  any  litigation,  or  any   investigation  or proceeding
   by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from
   any  person  who   was  not  guilty  of  such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the 1933 Act or
   Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

        The  provisions  of  this   Section  shall  not  affect  any agreement
   among the Company and the Selling Shareholders with respect to contribution.

        SECTION 8. Representations,  Warranties   and  Agreements  to Survive
   Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the U.S. Underwriters.

        SECTION 9. Termination of Agreement.

        (a)   Termination; General.    The U.S.  Representatives  may terminate
   this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.



     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7 and 8 shall survive such termination and remain in full force and effect.


     SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24-hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other U.S. Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

     (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the U.S. Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either (i) the U.S. Representatives or
(ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectuses or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.



     SECTION 11. Default by One or More of the Selling Shareholders or the Company. (a) If a Selling Shareholder shall fail at Closing Time to sell and deliver the number of U.S. Securities which such Selling Shareholder is obligated to sell hereunder, then the U.S. Underwriters may, at option of the
U. S. Representatives, by notice from the U.S. Representatives to the Company and the non-defaulting Selling Shareholder, either (a) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 4, 6, 7 and 8 shall remain in full force and effect or
(b) elect to purchase the U.S. Securities which the non-defaulting Selling Shareholder and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.




     In the event of a default by any Selling Shareholder as referred to in this Section 11, each of (i) the U.S. Representatives, and (ii) the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or the Prospectuses or in any other documents or arrangements.



     (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of U.S. Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.




     SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if hand delivered, mailed, delivered by a nationally recognized next-day air courier or transmitted by any standard form of telecommunication. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being timely delivered to a next-day air courier; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Mike O'Grady; notices to the Company shall be directed to it at 6402 Corporate Drive, Indianapolis,

Indiana 46728, attention of Steven E. Fivel; notices to the Selling Shareholders shall be directed to Robert Picow, 2 Cartagena Drive, Boca Raton, Florida 33428 and Joseph Forer, 12370 S.W. 64th Avenue, Miami, Florida 33156, with a copy to the Company to such person or persons designated in accordance with this Section 12.




     SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the U.S. Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No party hereto may assign its rights or obligations, under this Agreement to any other person without, in the case of the Company, the prior written approval of the U.S. Underwriters, in the case of the Selling Shareholders, the prior written approval of the Company and the U.S. Underwriters and, in the case of the U.S. Underwriters, except as set forth in Section 10, the prior written approval of the Company. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.


     SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the U.S. Underwriters, the Company and the Selling Shareholders in accordance with its terms.


                                      Very truly yours,

                                      BRIGHTPOINT, INC.


                                      By:
                                         Title:

                                      _________________________


                                      By:
                                         Title:
                                         As Attorney-in-Fact acting on behalf
                                         of the Selling Shareholders named in
                                         Schedule B hereto

CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
COWEN & COMPANY
UBS SECURITIES LLC
SANDS BROTHERS & CO., LTD.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                  INCORPORATED


By
           Authorized Signatory


For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                           Number of
                                                            Initial
     Name of Underwriter                                  Securities
     -------------------                                  ----------

     Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated . . . . . . . .
     Cowen & Company . . . . . . . . . . . . . . . . .
     UBS Securities LLC  . . . . . . . . . . . . . . .
     Sands Brothers & Co., Ltd.  . . . . . . . . . . .

                                                           ---------


     Total . . . . . . . . . . . . . . . . . . . . . .     3,200,000
                                                           =========






                                  Sch A - 1

                                   SCHEDULE B


                                     Number of Initial
                                   Securities to be Sold
                                   ---------------------


    Brightpoint, Inc.                    1,440,000

    Selling Shareholders

    Robert Picow                         1,600,000

    Joseph Forer                           160,000
                                         ---------


    Total ...................            3,200,000
                                         =========










                                  Sch B - 1

                               SCHEDULE C

                              BRIGHTPOINT, INC.
                       3,200,000 Shares of Common Stock
                          (Par Value $.01 Per Share)



        1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $_____________.

        2. The purchase price per share for the Securities to be paid by the several U.S. Underwriters shall be $___________, being an amount equal to the initial public offering price set forth above less $_________ per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in
Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.





                                  Sch C - 1

                                  [SCHEDULE D]

                         [List of persons and entities
                              subject to lock-up]












                                  Sch D - 1